EXHIBIT 99.3
UNAUDITED INTERIM INFORMATION
Perry Equipment Corporation and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
Unaudited

	November 30, 2007	May 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,157	$8,326
Accounts receivable, net of allowance for doubtful accounts of $571 and $802 at November 30 and May 31, respectively	19,558	24,431
Inventories, net	13,925	12,726
Deferred income taxes	1,468	—
Other current assets	4,176	3,979

Total current assets	54,284	49,462

PROPERTY, PLANT AND EQUIPMENT — AT COST
Buildings	4,653	4,653
Machinery and equipment	18,985	16,030
Furniture and fixtures	3,479	3,479
Transportation equipment	682	682
Construction in progress	2,389	2,910

	30,188	27,754
Less accumulated depreciation	(18,680)	(18,792)

	11,508	8,962
Land	720	720

	12,228	9,682

OTHER ASSETS
Prepaid pension contribution	2,738	2,148
Due from shareholders	—	1,052
Deferred income taxes	1,035	762
Other	1,069	1,607

	4,842	5,569

	$71,354	$64,713

The accompanying notes are an integral part of these consolidated statements.

Perry Equipment Corporation and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS — CONTINUED
(dollars in thousands)
Unaudited

	November 30, 2007	May 31, 2007
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$7,000	$—
Current maturities of long-term debt	411	400
Accounts payable	7,871	9,085
Accrued liabilities	9,945	5,909
Progress billings on contracts	10,401	14,463
Deferred income taxes	—	531
Income taxes payable	2,707	2,253

Total current liabilities	38,335	32,641

LONG-TERM DEBT, less current maturities	44	233

MINIMUM PENSION LIABILITY, net	2,717	1,513

OTHER NON-CURRENT LIABILITIES	65	—

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, no par value; 1,500,000 shares authorized, 412,921 shares issued, 264,643 shares outstanding	1,927	1,927
Accumulated other comprehensive loss	(2,694)	(1,532)
Retained earnings	36,660	35,631

	35,893	36,026
Less common stock in treasury at cost, 148,278 shares	(5,700)	(5,700)

	30,193	30,326

	$71,354	$64,713

The accompanying notes are an integral part of these consolidated statements.

Perry Equipment Corporation and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Six Months ended November 30,
(dollars in thousands)
Unaudited

	2007	2006
Net sales	$53,653	$41,612

Cost of goods sold	34,341	26,510

Gross profit	19,312	15,102

Selling, general and administrative expenses	17,558	10,416

Operating income	1,754	4,686

Other income (expense)
Interest income	53	—
Interest expense	(49)	(187)
Miscellaneous expense	(87)	(257)
Loss on foreign currency	(84)	(56)

Earnings before income taxes	1,587	4,186

Income tax expense	532	1,186

NET EARNINGS	$1,055	$3,000

The accompanying notes are an integral part of these consolidated statements.

Perry Equipment Corporation and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six months ended November 30,
(dollars in thousands)
Unaudited

	2007	2006
Cash flows from operating activities
Net earnings	$1,055	$3,000
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities
Deferred income taxes	(2,271)	14
Depreciation	595	330
Bad debt provision	(231)	(532)
Changes in operating assets and liabilities:
Accounts receivable	4,115	7,126
Inventories	1,241	(6,689)
Other assets	(815)	(4,044)
Accounts payable	(907)	(3,947)
Accrued liabilities	3,924	(3,709)
Income taxes payable	312	(1,477)
Progress billings on contracts	(4,041)	8,199

Net cash used in operating activities	2,977	(1,729)

Cash flows from investing activities
Capital expenditures	(3,166)	(683)

Cash flows from financing activities
Net proceeds (payments) on line of credit	7,000	(3,302)
Principal payments on debt	(200)	437
Purchase of treasury stock	—	(82)
Dividends paid	(26)	(26)

Net cash provided by (used in) financing activities	6,774	(2,973)

Effect of exchange rate on cash	246	(641)

Net decrease in cash and cash equivalents	6,831	(6,026)

Cash and cash equivalents at beginning of period	8,326	12,858

Cash and cash equivalents at end of period	$15,157	$6,832

Supplemental disclosures of cash flow information
Cash paid during the period for
Interest	$49	$228
Income taxes	$2,000	$480
The accompanying notes are an integral part of these consolidated statements.

Perry Equipment Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
Unaudited
NOTE A — GENERAL
Presentation
The consolidated balance sheet as of November 30, 2007 and the consolidated statements of earnings and of cash flows for the six-month periods ended November 30, 2007 and 2006 are unaudited. They have been prepared on the same basis as the audited financial statements and related notes thereto of Perry Equipment Corporation and Subsidiaries (the “Company”) for the fiscal year ended May 31, 2007. These statements reflect all adjustments of a normal, recurring nature, which, in the opinion of management, are necessary for fair presentation of the financial position, results of operations and cash flows for the interim periods. Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The results of operations for the period ended November 30, 2007 are not necessarily indicative of the operating results for the full year.
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. These estimates are based on information available as of the date of these financial statements. Actual results could differ from those estimates.
The financial statements and information included in this Exhibit 99.3 on this Form 8-K/A should be read in conjunction with the audited consolidated financial statements of Perry Equipment Corporation and Subsidiaries and the notes thereto for the fiscal year ended May 31, 2007 included in Exhibit 99.2 of this Form 8-K/A, as filed with the Securities and Exchange Commission.
Comprehensive Income
Comprehensive income includes net earnings, changes in the adjustment resulting from foreign currency translation and changes in the minimum pension liability.

	Six Months Ended November 30,
	2007	2006
Net earnings	$1,055	$3,000
Other comprehensive earnings, net of tax:
Foreign currency translation adjustments	42	1,667
Minimum pension liability adjustments	(1,204)	—

Total comprehensive income (loss)	$(107)	$4,667

The components of the ending balances of accumulated other comprehensive income are as follows:

	November 30,	May 31,
	2007	2007
Minimum pension liability, net of taxes of $1,399 and $279, respectively	$(2,715)	$(1,513)
Translation adjustments	21	(19)

Accumulated other comprehensive loss	$(2,694)	$(1,532)

NOTE B — INVENTORIES
Principal components of inventories are as follows:

	November 30, 2007	May 31, 2007

Raw materials	$3,884	$4,898
Work in process	6,573	6,130
Finished goods	4,341	2,664
Valuation reserve	(873)	(966)

Total inventories	$13,925	$12,726

NOTE C — DUE FROM SHAREHOLDERS
At May 31, 2007, other assets included $1,052 due from shareholders consisting of four notes receivable from officers and shareholders of the Company. The loans were primarily for life insurance policy premiums. Two of the notes were collateralized with life insurance policies with a cash value of $670. The other notes were collateralized by common stock. All notes were paid prior to November 30, 2007.
NOTE D — LINE OF CREDIT
On July 17, 2007, the Company entered into an agreement to extend its existing line of credit through December 2009, to increase the amount available to $18,500 and to establish a term debt line for $5,000. The previous $17,500 line of credit agreement was to expire in December 2008. Interest is payable monthly at the bank’s prime rate less 7/8% (6.6625% and 7.375% at November 30 and May 31, 2007, respectively). The credit agreement is collateralized by certain accounts receivable, inventory and equipment. The Company had borrowings of $7,000 under the agreement at November 30, 2007. No amounts were outstanding under the previous line of credit at May 31, 2007. A commitment fee equal to 0.50% of the unused portion is payable quarterly under both agreements.
The Company is required to comply with certain loan covenants and maintain certain financial ratios under the Lines of Credit and Notes Payable that relate to minimum net worth and other restrictions, as defined in the Agreements. The Company was in compliance with all financial covenants as of November 30, 2007.
The Company had commitments to fund letters of credit outstanding of $6,307 and $3,953 at November 30 and May 31, 2007, respectively.
NOTE E — INCOME TAXES
The anticipated effective annual tax rate for global operations at November 30, 2007 is 35.5%.
NOTE F — PENSION PLAN
The Company has a defined benefit pension plan covering substantially all of its domestic employees, the Retirement Plan for Employees of Perry Equipment Corporation (the Plan). The benefits may be based on years of service or benefits may be earned for a year of service based on that year’s compensation. The Company’s funding policy is to contribute annually an amount at least equal to the amount necessary to satisfy the Internal Revenue Service’s funding standards.
On June 19, 2000, the Company froze benefits in the Plan effective July 15, 2000. All future benefits under the Plan ceased on July 15, 2000. All active participants in the Plan on July 15, 2000 became 100% vested in their accrued benefits regardless of their length of service. Other terms of the Plan will remain in effect, but no additional benefits will accrue after July 15, 2000.

The Company has recognized a minimum pension liability of $4,116 and $2,292 at November 30 and May 31, 2007, respectively, due to the unfunded status of the accumulated benefit obligation. The change in the minimum pension liability is included in other comprehensive income.
The company made contributions of $480 and $575 for the six months ended November 30, 2007 and 2006, respectively. The total contributions for the year ended May 31, 2007 were $1,013 and are expected to be $1,000 for the year ended May 31, 2008.
NOTE G — EMPLOYEE STOCK OWNERSHIP PLAN
The Company established the PECO Employees’ Stock Ownership Plan (ESOP) effective June 1, 1998. Substantially all domestic employees of the Company are eligible for participation in the ESOP. The ESOP is a non-contributory, qualified stock plan under which the Company contributes common stock from its treasury at the discretion of the Company’s Board of Directors. Compensation cost is determined by the fair market value of the employers’ common stock. No contributions to the plan were made in 2007 and 2006.
The Company is required to repurchase shares held by participants upon separation from the plan as provided for in the ESOP. As of November 30, 2007, the number of shares subject to repurchase in future years is 17,458. The Company made repurchases of $ — and $27 during the periods ended November 30, 2007 and 2006, respectively.
NOTE H — COMMITMENTS
The Company leases a portion of its facilities and equipment under non-cancellable operating leases. Total rental expense for these operating leases amounted to approximately $281 and $216 for the six months ended November 30 2007 and 2006, respectively. The following is a schedule of future minimum lease payments under these operating leases:

Year ending
May 31,
2008	$470
2009	207
2010	71
2011	16
2012	16
Thereafter	—

$780

NOTE I — CONTINGENCIES
Litigation
The Company is involved in various legal proceedings that have arisen in the normal course of business. While it is not possible to predict the outcome of such proceedings with certainty, management believes the outcome will not have a material impact on the financial position, liquidity or operations of the Company.
Contingencies
The Company has issued letters of credit of $6,307 and $3,953 for the periods ended November 30, and the year ended May 31,2007, respectively, related to guarantees given by banks and insurers in relation to indemnities to customers.

NOTE J – SUBSEQUENT EVENTS
On December 3, 2007, the shareholders of Perry Equipment Corporation approved the sale of the company to CLARCOR Inc. for a sales price of approximately $158,000, subject to a post-closing adjustment. The initial sales price was paid with a combination of cash and CLARCOR stock. As a result of the sale transaction, Perry Equipment Corporation incurred and paid $6,386 to certain employees, which is not included in the statement of earnings for the six months ended November 30, 2007.